                                                                      EXHIBIT 13

       THE TRAVELERS SEPARATE ACCOUNT NINE AND TEN FOR VARIABLE ANNUITIES

              SCHEDULE FOR COMPUTATION OF TOTAL RETURN CALCULATIONS

The standardized and nonstandardized average annual total returns are computed according to the formula described below. A hypothetical initial investment of $1,000 is applied to the Funding Option, and then related to ending redeemable values as of the most recent fiscal year end, for the calendar year-to-date (nonstandardized only), and over a 1-year, 3-year (nonstandardized only), 5-year, and 10-year period, or since inception if a Funding Option has not been in existence for one of the prescribed periods.

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
T  =  (ERV/P) 1/n  -1 where:
        T      =      average annual total return
        P      =      a hypothetical initial payment of $1,000
        n      =      the applicable year (1, 3, 5, 10) or portion thereof
        ERV    =      ending redeemable value of a hypothetical $1,000 payment made at the beginning of each of the periods
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Both the standardized and nonstandardized performance returns reflect the deduction for the management fees and other expenses for a Funding Option, the mortality and expense risk charge(s) and the administrative expense charge.

For Funding Options that were in existence prior to the date they became available under the Separate Account, the standardized average total return quotations may be accompanied by returns showing the investment performance that such Fund Options would have achieved (reduced by applicable charges/fees) had they been held under the Contract for the period quoted. The total return quotations are based on historical earnings and are not necessarily representative of future performance.

Standardized Method
The standardized returns take into consideration all fees and/or charges applicable to the Funding Option or contract. Standardized performance figures will only be available after the product offered through the Separate Account has begun operating.

Under the standardized method, the $30 annual contract administrative charge is reflected in the calculation. It is expressed as a percentage of assets based on the actual fees collected divided by the average net assets for contracts sold under the prospectus for each year for which performance is shown.

Nonstandardized Method
Nonstandardized returns do not reflect the deduction of the $30 annual administrative charge, which, if reflected, would decrease the level of performance shown.

For a Schedule of the Computation of the Historical Total Return Quotations, see attached.

                                Vintage L-Shares
                Unit Values Calculations For Registration Filing
                       From Fund Marketing and Management



                                                                                   -------------------------------
                                                                                            Unit Values At

                    Fund Name                                    Inception Date       12/31/00        12/31/99
------------------------------------------------------------------------------------------------------------------
Aim Capital Appreciation Portfolio                                   10/10/95           1.1500          1.3035
Aim VI Value Fund                                                     5/5/93            1.0271          1.2220
Alliance Growth Portfolio                                            6/20/94            0.9113          1.1317
Alliance Premier Growth Portfolio Class B                            6/26/92            0.9235          1.1270
American Funds Global Growth Fund                                    4/30/97            0.9669          1.2104
American Funds Growth Fund                                            2/8/84            1.2003          1.1668
American Funds Growth-Income Fund                                    2/28/85            1.1043          1.0388
Equity Income Portfolio (Fidelity)                                   8/30/96            1.0885          1.0130
Equity Index Portfolio Class II                                      11/30/91           0.9524          1.0666
Fidelity VIP II Contrafund - Service Class                           1/31/95            1.0453          1.1380
Franklin Small Cap Investments Fund Class 2                           5/1/98            0.9983          1.2147
Janus Aspen Aggressive Growth-Service Shares*                        9/13/93            0.6732          1.0021
Large Cap Portfolio (Fidelity)                                       8/30/96            0.8971          1.0653
MFS Emerging Growth Portfolio                                        8/30/96            1.1264          1.4323
MFS Research Portfolio                                               3/23/98            0.9862          1.0607
Putnam VT International Growth Fund Cl IB Shares                      1/2/97            1.0884          1.2228
Putnam VT Small Cap Value Fund - Class IB Shares                     4/30/99            0.9240          0.7539
Putnam VT Voyager II Fund Cl IB Shares                               9/28/00            1.1601            -
Salomon Brothers Capital Fund                                        2/17/98            1.2022          1.0325
Salomon Brothers Investors Fund                                      2/17/98            1.1677          1.0290
Salomon Brothers Small Cap Fund                                      11/1/99            1.3117          1.1411
Smith Barney Aggressive Growth Portfolio                             11/1/99            1.3782          1.2094
Smith Barney Appreciation Portfolio                                  10/16/91           1.0235          1.0438
Smith Barney International All Cap Growth Portfolio                  6/20/94            0.9051          1.2062
Smith Barney Large Cap Core Portfolio                                9/14/99            1.0610          1.1364
Smith Barney Large Cap Growth Portfolio                               5/1/98            0.9984          1.0897
Smith Barney Large Cap Value Portfolio                               6/20/94            1.0732          0.9635
Smith Barney Mid Cap Core Portfolio                                  11/1/99            1.3596          1.1711
Smith Barney Fundamental Value Portfolio                             12/3/93            1.2303          1.0371
Smith Barney Small Cap Growth Opportunities Portfolio                 2/7/97            1.1447          1.0664
Templeton International Fund Class 2                                  5/1/92            1.0713          1.1144
Travelers Disciplined Small Cap Stock Portfolio                       5/1/98            1.0939          1.0881
Van Kampen Emerging Growth                                            7/3/95            1.1892          1.3441
Van Kampen Enterprise Portfolio                                      6/21/94            0.9617          1.1444
PIMCO Total Return Bond Portfolio                                    12/31/97           0.9816          0.9048
Smith Barney Diversified Strategic Income Port.                      10/16/91           1.0110          0.9987
Smith Barney High Income Portfolio                                   6/22/94            0.9197          1.0158
Travelers Managed Income Portfolio                                   6/28/94            1.0556          0.9936
MFS Total Return Portfolio                                           6/20/94            1.1468          0.9985
Smith Barney Money Market Portfolio                                  6/20/94            1.0500          1.0054
Strategic Stock Portfolio                                             5/1/98            1.0728          0.9885
S. Barney Premier Sel. All Cap Growth                                9/14/99            1.0574          0.9109
                                                                                   -------------------------------

                                                              ------------------------------------------------------------------
                                                                                        Unit Values At

                    Fund Name                                     12/31/97        12/31/95        12/31/90       Inception
--------------------------------------------------------------------------------------------------------------------------------
Aim Capital Appreciation Portfolio                                  0.8023          0.6422            -             0.6710
Aim VI Value Fund                                                   0.7330          0.5313            -             0.3402
Alliance Growth Portfolio                                           0.6839          0.4226            -             0.3045
Alliance Premier Growth Portfolio Class B                           0.5945          0.3734            -             0.2187
American Funds Global Growth Fund                                   0.5712            -               -             0.5327
American Funds Growth Fund                                          0.5656          0.3974          0.1891          0.0863
American Funds Growth-Income Fund                                   0.8157          0.5658          0.3036          0.1546
Equity Income Portfolio (Fidelity)                                  0.8859            -               -             0.6120
Equity Index Portfolio Class II                                     0.7094          0.4441            -             0.2549
Fidelity VIP II Contrafund - Service Class                          0.7273          0.4986            -             0.3571
Franklin Small Cap Investments Fund Class 2                           -               -               -             0.7748
Janus Aspen Aggressive Growth-Service Shares*                       0.3416          0.2897            -             0.1715
Large Cap Portfolio (Fidelity)                                      0.6267            -               -             0.4575
MFS Emerging Growth Portfolio                                       0.6222            -               -             0.4946
MFS Research Portfolio                                                -               -               -             0.8322
Putnam VT International Growth Fund Cl IB Shares                    0.6649            -               -             0.5824
Putnam VT Small Cap Value Fund - Class IB Shares                      -               -               -             0.7370
Putnam VT Voyager II Fund Cl 1B Shares                                -               -               -             1.6221
Salomon Brothers Capital Fund                                         -               -               -             0.7380
Salomon Brothers Investors Fund                                       -               -               -             0.8580
Salomon Brothers Small Cap Fund                                       -               -               -             0.9408
Smith Barney Aggressive Growth Portfolio                              -               -               -             1.0021
Smith Barney Appreciation Portfolio                                 0.7989          0.5436            -             0.3819
Smith Barney International All Cap Growth Portfolio                 0.6964          0.5942            -             0.5691
Smith Barney Large Cap Core Portfolio                                 -               -               -             0.9618
Smith Barney Large Cap Growth Portfolio                               -               -               -             0.6857
Smith Barney Large Cap Value Portfolio                              0.9044          0.6151            -             0.4792
Smith Barney Mid Cap Core Portfolio                                   -               -               -             1.0041
Smith Barney Fundamental Value Portfolio                            0.8351          0.5879            -             0.4385
Smith Barney Small Cap Growth Opportunities Portfolio               0.8310            -               -             0.7517
Templeton International Fund Class 2                                0.8558          0.6253            -             0.4225
Travelers Disciplined Small Cap Stock Portfolio                       -               -               -             1.0422
Van Kampen Emerging Growth                                          0.4931          0.3620            -             0.3115
Van Kampen Enterprise Portfolio                                     0.7491          0.4888            -             0.3610
PIMCO Total Return Bond Portfolio                                   0.8641            -               -             0.8641
Smith Barney Diversified Strategic Income Port.                     0.9517          0.8160            -             0.6672
Smith Barney High Income Portfolio                                  1.0168          0.8142            -             0.7045
Travelers Managed Income Portfolio                                  0.9668          0.8823            -             0.7771
MFS Total Return Portfolio                                          0.8987          0.6680            -             0.5526
Smith Barney Money Market Portfolio                                 0.9423          0.8813            -             0.8377
Strategic Stock Portfolio                                             -               -               -             1.0248
S. Barney Premier Sel. All Cap Growth                                 -               -               -             0.7660
                                                              ------------------------------------------------------------------
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